UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): (October 15, 2013)

BioTelemetry, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55039	46-2568498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #210 Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Election of Director

(d) On October 15, 2013, the Board of Directors (the “Board”) of Biotelemetry, Inc. (the “Company”) appointed Joseph Frick to its Board of Directors to fill a vacancy as a director in Class I, to serve until its 2014 annual meeting of stockholders or until his successor is duly elected and qualified. In addition, our Board of Directors appointed Mr. Frick to the Compensation Committee of the Board.

Mr. Frick will receive the standard compensation provided to the Company’s non-management directors as described in the Company’s proxy statement filed with the Securities and Exchange Commission for its 2013 Annual Meeting of Stockholders. There are no arrangements or understandings between Mr. Frick and any other persons pursuant to which Mr. Frick was selected as a director, and the Company has not entered into any transactions with Mr. Frick that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On October 17, 2013, the Company issued a press release announcing Mr. Frick’s appointment to the Board of Directors as discussed in Item 5.02(d) of this Form 8-K. A copy of our press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act

Item 9.01                   Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release by the Company, dated October 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

October 17, 2013	By:	/s/ Peter Ferola
Name: Peter Ferola
Title: Senior Vice President and General Counsel